UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 11, 2012

CONMED HEALTHCARE MANAGEMENT, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-27554	42-1297992
(Commission File Number)	(I.R.S. Employer Identification Number)

7250 Parkway Dr. Suite 400 Hanover, MD (Address of principal executive offices)	21076 (Zip Code)

(410) 567-5520
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement.

The information contained in Item 5.02 is incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 11, 2012, Conmed Healthcare Management, Inc. (the “Company”) entered into an employment agreement with Richard W. Turner (“Dr. Turner”), effective immediately. Dr. Turner’s employment agreement supersedes the Employment Agreement, dated January 26, 2007, between PACE Health Management Systems, Inc. and Dr. Turner.

Under the terms of Dr. Turner’s employment agreement, the Company will employ Dr. Turner as the Company’s Chief Executive Officer until December 31, 2012, with successive one-year renewals thereafter. Dr. Turner will receive an annual salary of $350,000. Dr. Turner is also eligible for an annual incentive award to be determined by the Board of the Directors of the Company (“the Board”) (or the Compensation Committee thereof) with a target award opportunity of 60% of his then-current base salary. The amount of the bonus shall be determined by the Board, based on its reasonable assessment of Dr. Turner’s performance and the Company’s performance against appropriate goals established annually by the Board or the Compensation Committee after consultation with Dr. Turner, prior to the beginning of the period of time from which the performance of Dr. Turner would be evaluated and measured for such bonus. In addition, the Board may, from time to time, grant to Dr. Turner stock options under the Company’s stock option plan. Dr. Turner is also entitled to medical, dental, disability and life insurance coverage, 401(k) plan and other retirement plan participation, vacation, sick leave and holiday benefits, if any, and any other benefits as are made available either to the Company’s other senior executives or to the Company’s personnel generally, all in accordance with the terms of the Company’s benefits program in effect from time to time. The Company has also agreed to pay the expenses and taxes related to Dr. Turner’s renting of an apartment located near the Company’s headquarters.

If Dr. Turner’s employment agreement is terminated without “cause” (as defined in the agreement) or if Dr. Turner terminates his employment for “good reason” (as defined in the agreement), the Company shall pay Dr. Turner (i) any base salary owed, and all bonuses earned, and unpaid through the date of termination; (ii) for any performance bonus plan then in effect on a pro rata basis for that period of time during the fiscal year in which the termination occurs; (iii) reimbursement of unpaid expenses and continuation of medical, dental, disability and life insurance benefits for a period of six months following termination; and (iv) monthly (or biweekly at the Company’s discretion) amounts equal to the then applicable base salary, excluding bonus, for a period of six months after termination. Upon the consummation of a transaction constituting a Change of Control (as defined in the agreement) of the Company, the Company will pay Dr. Turner (i) any base salary owed, and all bonuses earned, and unpaid through the date of termination; (ii) for any performance bonus plan then in effect on a pro rata basis for that period of time during the fiscal year in which the termination occurs; (iii) reimbursement of unpaid expenses and continuation of medical, dental, disability and life insurance benefits for a period of six months following termination; (iv) immediate vesting of all unvested stock options; and (v) a severance amount, payable in a lump sum, equal to 12 months base compensation, plus an amount equal to the prior year’s bonus.

In addition, on January 11, 2012, the Company entered into an employment agreement with Thomas W. Fry (“Mr. Fry”), effective immediately. Mr. Fry’s employment agreement supersedes the Employment Letter Agreement, dated August 21, 2006, between PACE Health Management Systems, Inc. and Mr. Fry, as amended by the Amendment to Employment Letter Agreement, dated February 22, 2011, between the Company and Mr. Fry.

Under the terms of Mr. Fry’s employment agreement, the Company will employ Mr. Fry as the Company’s Senior Vice President, Chief Financial Officer, and Secretary until December 31, 2012, with successive one-year renewals thereafter. Mr. Fry will receive an annual salary of $240,000. Mr. Fry is also eligible for an annual incentive award to be determined by the Board (or the Compensation Committee thereof) with a target award opportunity of 25% of his then-current base salary. The amount of the bonus shall be determined by the Board, based on its reasonable assessment of Mr. Fry’s performance and the Company’s performance against appropriate goals established annually by the Board or the Compensation Committee after consultation with Mr. Fry, prior to the beginning of the period of time from which the performance of Mr. Fry would be evaluated and measured for such bonus. In addition, the Board may, from time to time, grant to Mr. Fry stock options under the Company’s stock option plan. Mr. Fry is also entitled to participate in the Company’s 401(k) plan and other retirement plans, vacation, sick leave and holiday benefits, if any, and any other benefits as are made available either to the Company’s other senior executives or to the Company’s personnel generally, all in accordance with the terms of the Company’s benefits program in effect from time to time. The Company has also agreed to pay the expenses and taxes related to Mr. Fry’s renting of an apartment located near the Company’s headquarters and travel between his place of residence in Connecticut and the Company’s headquarters.

If Mr. Fry’s employment agreement is terminated without “cause” (as defined in the agreement), the Company shall pay Mr. Fry (i) any base salary owed, and all bonuses earned, and unpaid through the date of termination; (ii) for any performance bonus plan then in effect on a pro rata basis for that period of time during the fiscal year in which the termination occurs; (iii) reimbursement of unpaid expenses; and (iv) monthly (or biweekly at the Company’s discretion) amounts equal to the then applicable base salary, excluding bonus, for a period of six months after termination. Upon the consummation of a transaction constituting a Change of Control (as defined in the agreement) of the Company, the Company will pay Mr. Fry (i) any base salary owed, and all bonuses earned, and unpaid through the date of termination; (ii) for any performance bonus plan then in effect on a pro rata basis for that period of time during the fiscal year in which the termination occurs; (iii) reimbursement of unpaid expenses; (iv) immediate vesting of all unvested stock options; and (v) a severance amount, payable in a lump sum, equal to 12 months base compensation, plus an amount equal to the prior year’s bonus.

The foregoing description of Dr. Turner’s and Mr. Fry’s employment agreements is qualified in its entirety by reference to the full text of the employment agreements, which are attached to this report as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated as of January 11, 2012, between the Company and Richard W. Turner
10.2	Employment Agreement, dated as of January 11, 2012, between the Company and Thomas W. Fry

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONMED HEALTHCARE MANAGEMENT, INC.

Date: January 13, 2012	By:	/s/ Thomas W. Fry
Name: Thomas W. Fry
Title: Senior Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement, dated as of January 11, 2012, between the Company and Richard W. Turner
10.2	Employment Agreement, dated as of January 11, 2012, between the Company and Thomas W. Fry